UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) April 23, 2014

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 23, 2014, E. I. du Pont de Nemours and Company (the “company”) held its Annual Meeting of Stockholders. As of the close of business on February 26, 2014, the record date for the annual meeting, 916,275,513 shares of common stock, par value $.30 per share, of the company were outstanding and entitled to vote. A total of 766,807,675 shares of common stock were voted in person or by proxy, representing 83.69 percent of the shares entitled to be voted. The following are the final voting results on proposals considered and voted upon at the meeting, all of which are described in the company's 2014 Proxy Statement.

Proposal 1 - Election of Directors. The company’s stockholders elected the following 12 nominees to serve on the Board of Directors until the next annual meeting of stockholders and until their successors have been duly elected or appointed.

Director	For	Against	Abstentions	Broker Non-Votes
L. Andreotti	594,848,118	4,231,914	1,619,615	166,108,028
R. H. Brown	590,342,592	8,743,405	1,613,650	166,108,028
R. A. Brown	595,797,313	3,269,641	1,632,693	166,108,028
B. P. Collomb	590,932,446	8,162,807	1,604,394	166,108,028
C. J. Crawford	586,584,320	12,493,806	1,621,521	166,108,028
A. M. Cutler	534,772,369	64,316,893	1,610,385	166,108,028
E. I. du Pont	595,848,954	3,328,374	1,522,319	166,108,028
M. A. Hewson	591,025,088	8,095,522	1,579,037	166,108,028
L. D. Juliber	590,928,333	8,173,783	1,597,531	166,108,028
E. J. Kullman	581,264,674	16,794,211	2,640,762	166,108,028
L. M. Thomas	595,667,116	3,301,761	1,730,770	166,108,028
P.J. Ward	596,175,552	2,919,357	1,604,738	166,108,028

Proposal 2 - Ratification of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm. The company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2014.

For	Against	Abstentions	Broker Non-Votes
754,997,513	9,635,213	2,174,949	—

Proposal 3 - Advisory Vote on Executive Compensation. The company’s stockholders approved, by advisory vote, the compensation of its named executive officers.

For	Against	Abstentions	Broker Non-Votes
582,379,137	14,028,594	4,291,916	166,108,028

Proposal 4 - Stockholder Proposal on Political Spending. The company’s stockholders did not approve the stockholder proposal regarding the adoption of a policy to refrain from using corporate funds to influence any political election.

For	Against	Abstentions	Broker Non-Votes
19,703,334	552,235,222	28,761,091	166,108,028

Proposal 5 - Stockholder Proposal on Herbicide Use. The company’s stockholders did not approve a stockholder proposal regarding a report on how the company is monitoring herbicide utilization with its seed products.

For	Against	Abstentions	Broker Non-Votes
34,210,151	527,711,964	38,777,532	166,108,028

Proposal 6 - Stockholder Proposal on Plant Closure. The company’s stockholders did not approve a stockholder proposal regarding the creation of a committee with members from employees, union leadership, management and consultants to report on, among other things, the impact of layoffs and plant closures.

For	Against	Abstentions	Broker Non-Votes
19,106,115	551,565,437	30,028,095	166,108,028

Proposal 7 - Stockholder Proposal on Acceleration of Equity Awards. The company’s stockholders did not approve a stockholder proposal regarding the adoption of a policy providing that in the event of a change in control, there be no acceleration of vesting of any outstanding equity awards granted to senior executives.

For	Against	Abstentions	Broker Non-Votes
167,963,425	426,404,612	6,331,610	166,108,028

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

April 28, 2014

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